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                                                                    EXHIBIT 99.1

                      NONQUALIFIED STOCK OPTION AGREEMENT
                                   UNDER THE
                                 INSYNQ, INC.
                         2000 LONG TERM INCENTIVE PLAN


     Date of Grant:           December 1, 2000

     Name of Optionee:        David S. Wolfe

     Number of Shares:        500,000 (Five Hundred Thousand)

     Price Per Share:         $.01, (One Cent)

          INSYNQ, Inc. (the "Company"), hereby grants to the above-named Optionee (the "Optionee") an option (the "Option") to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.001 par value (the "Stock"), of the Company.

     1.   Terms. The terms and conditions of the Option granted hereby, to the
          -----
extent not controlled by the terms and conditions contained in the Plan, are as follows:

          a.  Price. The price at which each share of Stock subject to this
              -----
     Option may be purchased shall be the price set forth above, subject to any adjustments that may be made pursuant to the terms of the Plan.

          b.  Exercise and Vesting.  This Option may be exercised only to the
              --------------------
     extent that such Option is vested in accordance with the following table:

                                              May Be Purchased
                                              ----------------
       Number of Shares              Not Before                Not After
       ----------------              ----------                ---------

           500,000                December 1, 2000         December 5, 2000
         ___________                 ___________              ___________
         ___________                 ___________              ___________
         ___________                 ___________              ___________

     Subject to the preceding vesting schedule, this Option may be exercised in whole or in part. Except as set forth in Sections 4 or 5 hereof, (i) the Optionee may not exercise this Option unless at the time of exercise he has been in the employ of the Company and/or a Subsidiary of the Company continuously since the date of the grant of this Option, and (ii) the unvested portion of this Option shall terminate and be forfeited immediately on the date the Optionee ceases to be a full-time employee of the Company. This Option shall be exercisable during
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     the lifetime of the Optionee only by him or his guardian or legal representative. Neither the Optionee nor any person exercising this Option pursuant to Section 6 hereof may exercise this Option for a fraction of a share.

     2.   Exercise and Payment.
          --------------------

          a.  Manner of Exercise. The Optionee (or his representative, guardian,
              ------------------
     devisee or heir, as applicable) may exercise any portion of this Option that has become exercisable in accordance with the terms hereof as to all or any of the shares of stock by giving written notice of exercise to the Company, in form satisfactory to the Board, specifying the number of shares to be purchased and accompanying such notice with payment of the full purchase price therefor in (i) lawful United States currency or (ii) partially or entirely in whole shares of Stock of the Company with a Fair Market Value Per Share (as defined in the Plan) equal to the Option price for such number of shares as of the close of business on the immediately preceding business day, with the balance, if any, to be paid in cash. This Option may not be exercised for less than fifty (50) shares of Stock or the number of shares of Stock remaining subject to this Option, whichever is smaller. The election shall state the address to which dividends, notices, reports, etc. are to be sent, and shall contain the Optionee's social security number. Only one (1) certificate evidencing the Stock will be issued unless the Optionee otherwise requests in writing. Shares of Stock purchased upon exercise of the Option will be issued in the name of the Optionee. The Optionee shall not be entitled to any rights and privileges as a shareholder of the Company in respect of any shares of Stock covered by this Option until such shares of Stock shall have been paid for in full and issued to the Optionee.

          b.  Payment.  Payment shall be in cash, or by certified or cashier's
              -------
     check payable to the order of the Company, free from all collection charges. Notwithstanding the preceding, at the direction of the Board, payment may be made by delivery of shares of Stock already owned by the Optionee and having a fair market value equal to the aggregate Option Price, or by a combination of cash and shares of Stock. Options shall be deemed to have been exercised on the first date upon which the Company receives the notice of exercise, payment of the purchase price and all other documents, information and amounts required in respect of such exercise by the Plan or this Agreement.

          c.  Shareholder's Agreement.  Prior to the issuance of any shares of
              -----------------------
     Stock under this Agreement and the Plan, the Participant shall execute a copy of the then applicable shareholders agreement of XCEL Management, Inc.

                                       2
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     3.   Withholding Tax.  Prior to the exercise of this Option, and as a
          ---------------
condition to the Company's obligation to deliver shares upon such exercise, or in connection with any disposition of shares acquired pursuant to such exercise, the holder of this Option shall make arrangements satisfactory to the Company for the payment of any applicable federal or other withholding taxes payable as a result thereof, which the Optionee may elect to satisfy by instructing the Company to retain a sufficient number of shares of Stock to cover the amount required to be withheld.

     4.   Termination of Employment.  If Optionee's employment relationship with
          -------------------------
the Company shall be terminated by the Company for Cause (as defined below) prior to the expiration or earlier termination of this Option, then all rights of such Optionee under this Agreement shall terminate and shall be forfeited effective as of the date of such termination of employment relationship.

          (a) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company in accordance with the terms or requirements of the Optionee's employment or consulting relationship with the Company;

          (b) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company;

          (c) the commission of an act of embezzlement or fraud;

          (d) deliberate disregard of the rules or policies of the Company which results in direct or indirect loss, damage or injury to the Company;

          (e) the unauthorized disclosure of any trade secret or confidential information of the Company; or

          (f) the commission of an act that constitutes unfair competition with the Company or which induces any customer or supplier to break a contract with the Company.

     5.   Death or Disability.  In the event of termination of employment by
          -------------------
reason of disability (of which the Committee shall be the sole judge) or the death of the Optionee while he is an employee of the Company or a Subsidiary of the Company, this Option shall be fully exercisable (whether or not exercisable on the date of his death or termination of employment by reason of disability) at any time prior to the expiration date of this Option or within twelve (12) months after the date of death or termination of employment, whichever is the shorter period, by the person or persons specified in the Optionee's will or, if the Optionee shall have failed to make specific provision in his will for such exercise or shall have died intestate, or in the case of disability, when appropriate, by the Optionee's guardian or legal representative.

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     6.   Compliance with Laws.  Each exercise of this Option shall, at the
          --------------------
election of the Committee, be contingent upon receipt by the Company from the holder of this Option of such written representations concerning his intentions with regard to retention or disposition of the shares being acquired by exercise of this Option and/or such written covenants and agreements as to the manner of disposal of such shares as, in the opinion of the Committee, may be necessary to ensure that any disposition by such holder will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect.
This Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Stock subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the issuance or delivery of shares hereunder, this Option may not be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     7.   Rights as a Shareholder.  Neither the Optionee nor his guardian or
          -----------------------
legal representatives shall be or have any of the rights or privileges of a shareholder of the Company in respect of any of the shares deliverable upon the exercise of this Option unless and until certificates representing such shares shall have been issued and delivered.

     8.   No Right of Employment.  Neither the granting of this Option, the
          ----------------------
exercise of any part hereof, nor any provision of the Plan or this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Subsidiary of the Company to employ the Optionee for any specified period.

     9.   Representation of Optionee. Optionee hereby represents and warrants to
          --------------------------
the Company that, if the option is exercised, the shares of Stock shall be acquired solely for Optionee's own account, for investment purposes only and not with a view to the distribution or resale thereof. Optionee understands and acknowledges that (i) the share of Stock are unregistered and may not be sold unless they are subsequently registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration is available; (ii) the exemption from registration under Rule 144 under the Securities Act may not ever become available; and (iii) the Company is under no obligation to register the shares of Stock under the Securities Act or any state securities law or to make Rule 144 (or any other exemption) available.

     10.  Non-Transferability.  Except as otherwise provided in this Agreement,
          -------------------
this Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or any right or privilege conferred hereby, contrary to the provisions hereof, this Option and the rights and privileges conferred hereby shall immediately become null and void.

     11.  Notice.  Every notice or other communication relating to this
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Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended, in each case properly addressed, if to the Company, at the address of its executive offices in Tacoma, Washington,

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Attention: Chief Executive Officer, or if mailed or delivered to the Optionee, at the address set forth below his signature to this Agreement (or at such other address or in care of such other person as may hereafter be designated in writing by either party to the other).

     12.  Governing Law.  This Agreement will be governed by and construed in
          -------------
accordance with the laws of the State of Washington, other than with respect to choice of laws rules and principles. The Optionee consents to personal jurisdiction in any action brought in any court, federal or state, within the State of Washington having subject matter jurisdiction in the matter.

     13.  Entire Agreement.  This Agreement is the complete agreement and
          ----------------
understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations, either oral or written, between the parties that may have related to the subject matter hereof in any way. No change or modification of this Agreement shall be valid or binding on the parties hereto, nor shall any waver of any term or condition in the future be so binding, unless such change or modification or waver shall be in writing and signed by the parties hereto.

     14.  Severability.  In the event any provision of this Agreement is held to
          ------------
be unenforceable for any reason, the unenforceability thereof will not affect the remainder of the Agreement, which shall remain in full force and effect and enforceable in accordance with its terms. However, if any provision of this Agreement is held to be unenforceable and such unenforceability shall substantially alter this Agreement or change the intent and/or effect hereof, the parties hereby agree to amend and/or modify this Agreement sufficiently to restore the original intended effect or, as close thereto as possible.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its duly authorized officer on the date first above written, and the Optionee has hereunto set his hand on such date.

                                  COMPANY:

                                  INSYNQ, INC.


                                  By: /s/ John P. Gorst
                                     -----------------------------------

                                  Its:  Chairman/CEO



                                  OPTIONEE:


                                  /s/ David S. Wolfe
                                  --------------------------------------
                                  Signature

                                  David S. Wolfe

                                  1325 Ravera Court
                                  Encinietas, CA 92024

                                  Social Security Number

                                       6
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                                  EXHIBIT "A"
                                  -----------

                              NOTICE OF EXERCISE
                   (To be executed by Holder to exercise the
                         Warrant in whole or in part)



Insynq, Inc.
1101 Broadway Plaza
Tacoma, Washington  98402

     Re: Option to Purchase Common Stock dated December 1, 2000 by and between the Company and David S. Wolfe (the "Option')

Dear Sir or Madam:

     The undersigned holder irrevocably elects to exercise the Option of Insynq, Inc. to purchase 500,000 shares of Common Stock of Insynq, Inc. (the "Company") subject to the Option, and hereby makes payment of the amount of $5000.00 in the manner described below, representing the Exercise Price per share of Common Stock multiplied by the number of shares of Common Stock to be purchased pursuant to this exercise.


                              By:/s/ David S. Wolfe
                                 ------------------------

$__________cash
$5000 check
$__________wire transfer
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                       ADDENDUM TO EMPLOYMENT AGREEMENT
                            DATED NOVEMBER 29, 2000



This addendum is to further clarify the Non Qualified Stock Option (the "Option") granted on November 29, 2000. The Option is not granted pursuant to Insynq, Inc.'s 2000 Long Term Incentive Plan but is being registered outside the Plan. A separate Form S-8 registration statement will be filed to register the shares subject to the Options. The shares shall be registered at issuance and be issued no later than fifteen (15) days from the exercise date of this Option.



Dated:  December 7, 2000

EMPLOYEE                                INSYNQ, INC.


/s/ David S. Wolfe                      /s/ John P. Gorst
---------------------------------       -----------------------------
David S. Wolfe                          John P. Gorst
                                        Chief Executive Officer